                                                                   EXHIBIT 12.1
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Computation of Ratio of Earnings to Fixed Charges


(In millions, except ratios)

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Year ended December 31                          1995 (a)      1994 (a)         1993 (a)
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

Pretax income from continuing operations        $31.5          $ 91.2             $80.3
  Add:
  Interest costs                                 25.4            16.4               5.5
  Estimated interest included in rentals (b)     13.2            15.3              12.6
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Fixed charges as defined                         38.6            31.7              18.1
  Interest costs capitalized                     (4.0)           (3.6)             (0.8)
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Income as adjusted                              $66.1          $119.3             $97.6
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Ratio of earnings to fixed charges               1.71            3.76              5.39
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

Three months ended March 31                                                      1996
                                                                                -------
Pretax income from continuing operations                                          $30.6
  Add:
  Interest costs                                                                    4.2
  Estimated interest included in rentals (b)                                        3.6
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Fixed charges as defined                                                            7.8
  Interest costs capitalized                                                       (0.2)
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Income as adjusted                                                                $38.2
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Ratio of earnings to fixed charges                                                 4.90
                                                                               ========
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
(a)  Results have been restated to adjust for discontinued operations.

(b)  Represents the estimated interest portion of rents.